UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 12, 2004
                Date of Report (Date of earliest event reported)

                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                      0-20632                  43-1175538
 (State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                   135 North Meramec, Clayton, Missouri   63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                                FIRST BANKS, INC.

                                TABLE OF CONTENTS





                                                                            Page
                                                                            ----

ITEM 5.    OTHER EVENTS....................................................   1

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS...............................   1


SIGNATURES.................................................................   2

ITEM 5 - OTHER EVENTS

         On August 12, 2004, First Banks, Inc. entered into a Stock Purchase Agreement by and among First Banks, Inc., a Missouri corporation, The San
Francisco Company, a Delaware corporation, CIB Marine Bancshares, Inc., a Wisconsin corporation, Hillside Investors, Ltd., an Illinois corporation and CIB Bank, Hillside, Illinois, an Illinois banking corporation. The Stock Purchase Agreement, or Agreement, provides for First Banks' acquisition of Hillside Investors, Ltd. and its wholly owned banking subsidiary, CIB Bank. A copy of the Agreement is attached hereto as Exhibit 10.6.

         On August 13, 2004, First Banks, Inc. issued a press release announcing the signing of the Agreement, a copy of which is attached hereto as Exhibit 99.4.



ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

         Exhibit Number                       Description
         --------------                       -----------

              10.6   Stock  Purchase  Agreement  by  and  between  First  Banks,
                     Inc., The San Francisco Company, CIB Marine Bancshares, Inc., Hillside Investors, Ltd., and CIB Bank., dated August 12, 2004 - filed herewith.

              99.4 Press release issued by First Banks, Inc. on August 13, 2004 announcing the signing of a Stock Purchase Agreement by and between First Banks, Inc. and CIB Marine Bancshares, Inc. - filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FIRST BANKS, INC.





Date:  August 13, 2004        By: /s/ Allen H. Blake
                                   ---------------------------------------------
                                      Allen H. Blake
                                      President, Chief Executive Officer and
                                      Chief Financial Officer
                                      (Principal Executive Officer and Principal
                                      Financial and Accounting Officer)

                                                                    Exhibit 10.6
                            STOCK PURCHASE AGREEMENT


                                  by and among


                               FIRST BANKS, INC.,
                             a Missouri corporation,


                           THE SAN FRANCISCO COMPANY,
                             a Delaware corporation,


                          CIB MARINE BANCSHARES, INC.,
                            a Wisconsin corporation,


                            HILLSIDE INVESTORS, LTD.,
                            an Illinois corporation,


                                       and


                          CIB BANK, Hillside, Illinois,
                         an Illinois banking corporation








                                August 12, 2004


                                                          TABLE OF CONTENTS


ARTICLE I - TERMS OF THE STOCK PURCHASE; CLOSING

         Section 1.01.     Purchase and Sale of Stock...........................................................  1
         Section 1.02.     The Closing..........................................................................  2
         Section 1.03.     Closing Date.........................................................................  2
         Section 1.04.     Actions At Closing.................................................................... 2
         Section 1.05.     Subsequent Mergers.................................................................... 3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF
          THE CIB PARTIES

         Section 2.01.     Organization and Capital Stock; Authority............................................  4
         Section 2.02.     Authorization; No Defaults............................................................ 5
         Section 2.03.     Subsidiaries.........................................................................  5
         Section 2.04.     Financial Information................................................................. 6
         Section 2.05.     Absence of Changes...................................................................  6
         Section 2.06.     Regulatory Enforcement Matters.......................................................  6
         Section 2.07.     Tax Matters........................................................................... 6
         Section 2.08.     Litigation............................................................................ 9
         Section 2.09.     Properties, Contracts, Employee Plans and Other Arrangements.......................... 9
         Section 2.10.     Reports.............................................................................. 10
         Section 2.11.     Investment Portfolio................................................................. 11
         Section 2.12.     Loan Portfolio........................................................................11
         Section 2.13.     Employee Matters and ERISA........................................................... 11
         Section 2.14.     Title to Properties; Licenses; Insurance............................................. 13
         Section 2.15.     Environmental Matters................................................................ 13
         Section 2.16.     Compliance with Laws and Regulations................................................. 14
         Section 2.17.     Brokerage............................................................................ 14
         Section 2.18.     No Undisclosed Liabilities........................................................... 14
         Section 2.19.     Statements True and Correct.......................................................... 14
         Section 2.20.     Commitments and Contracts............................................................ 15
         Section 2.21.     Material Interest of Certain Persons................................................. 15
         Section 2.22.     Conduct to Date...................................................................... 15





ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE FIRST BANKS PARTIES

         Section 3.01.     Organization and Authority........................................................... 17
         Section 3.02.     Authorization........................................................................ 17
         Section 3.03.     Absence of Changes................................................................... 17
         Section 3.04.     Litigation........................................................................... 17
         Section 3.05.     Statements True and Correct.......................................................... 17
         Section 3.06.     Regulatory Approval.................................................................. 18
         Section 3.07.     Financing............................................................................ 18

ARTICLE IV - AGREEMENTS OF THE CIB PARTIES

         Section 4.01.     Business in Ordinary Course.......................................................... 18
         Section 4.02.     Breaches............................................................................. 21
         Section 4.03.     Consummation of Agreement............................................................ 21
         Section 4.04.     Environmental Reports................................................................ 21
         Section 4.05.     Access to Information; Reports....................................................... 22
         Section 4.06.     Consents to Contracts and Leases..................................................... 23
         Section 4.07.     Subsequent Financial Statements...................................................... 23
         Section 4.08.     Tax Covenants........................................................................ 23
         Section 4.09.     Termination of Other Arrangements; Loan Participations............................... 25
         Section 4.10.     Transfer of Certain Assets........................................................... 26
         Section 4.11.     Pledge of Champaign Bank Stock....................................................... 26
         Section 4.12.     6 North Michigan Avenue Loan......................................................... 27
         Section 4.13.     Cooperation Regarding CIB Commercial Financial, LLC.................................. 27

ARTICLE V - AGREEMENTS OF THE FIRST BANKS PARTIES

         Section 5.01.     Regulatory Approvals; Financing...................................................... 28
         Section 5.02.     Breaches............................................................................. 28
         Section 5.03.     Consummation of Agreement............................................................ 28
         Section 5.04.     Employee Benefits.................................................................... 28
         Section 5.05.     Tax Matters after the Closing Date................................................... 29

ARTICLE VI - CONDITIONS PRECEDENT TO THE STOCK PURCHASE

         Section 6.01.     Conditions to the Obligations of the First Banks Parties............................. 29
         Section 6.02.     Conditions to the Obligations of the CIB Parties..................................... 30





ARTICLE VII - TERMINATION

         Section 7.01.     Mutual Agreement..................................................................... 31
         Section 7.02.     Breach of Agreements................................................................. 31
         Section 7.03.     Failure of Conditions................................................................ 31
         Section 7.04.     Denial of Regulatory Approval........................................................ 31
         Section 7.05.     Environmental Reports................................................................ 32
         Section 7.06.     Regulatory Enforcement Matters....................................................... 32
         Section 7.07.     Unilateral Termination............................................................... 32
         Section 7.08.     Break-up Fee......................................................................... 32

ARTICLE VIII - GENERAL PROVISIONS

         Section 8.01.     Confidential Information............................................................. 34
         Section 8.02.     Publicity............................................................................ 34
         Section 8.03.     Return of Documents.................................................................. 35
         Section 8.04.     Notices.............................................................................. 35
         Section 8.05.     Limited Survival of Representations, Warranties and Agreements....................... 36
         Section 8.06.     Indemnification...................................................................... 36
         Section 8.07.     Costs and Expenses................................................................... 39
         Section 8.08.     Entire Agreement..................................................................... 40
         Section 8.09.     Headings and Captions................................................................ 40
         Section 8.10.     Waiver, Amendment or Modification.................................................... 40
         Section 8.11.     Rules of Construction................................................................ 40
         Section 8.12.     Counterparts......................................................................... 40
         Section 8.13.     Successors and Assigns............................................................... 40
         Section 8.14.     Governing Law........................................................................ 40

         Signatures............................................................................................. 41

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement, dated as of August 12, 2004 (the "Agreement"), is by and among First Banks, Inc., a bank holding company organized as a Missouri corporation ("First Banks"), The San Francisco Company, a Delaware corporation which is a wholly-owned subsidiary of First Banks ("SF Company"), CIB Marine Bancshares, Inc., a bank holding company organized as a Wisconsin corporation ("CIB Marine"), Hillside Investors, Ltd., an Illinois corporation which is a wholly-owned subsidiary of CIB Marine ("Hillside"), and CIB Bank, Hillside, Illinois, an Illinois banking corporation ("Bank"). First Banks and SF Company are sometimes collectively referred to herein as the "First Banks Parties," and CIB Marine, Hillside and Bank are sometimes collectively referred to as the "CIB Parties."

     WHEREAS, CIB Marine is the owner of all of the outstanding capital stock of Hillside, Hillside is the owner of all of the outstanding capital stock of Bank, and First Banks is the owner of all of the outstanding capital stock of SF Company; and

     WHEREAS, upon the terms and provisions and subject to the conditions set forth in this Agreement, First Banks has agreed to purchase, and CIB Marine has agreed to sell, all of the outstanding capital stock of Hillside.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, agreements and covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE I

                      TERMS OF THE STOCK PURCHASE; CLOSING

     Section 1.01. Purchase and Sale of Stock. Pursuant to the terms and provisions and subject to the conditions set forth in this Agreement, First Banks shall purchase from CIB Marine, and CIB Marine shall sell to First Banks, all of the issued and outstanding capital stock of Hillside (such transaction being referred to herein as the "Stock Purchase"), for a purchase price of Sixty Two Million Dollars ($62,000,000.00), plus the amount of any cash payment received by Bank in exchange for the Subsidiary Stock, the 6 North Michigan Avenue Loan and the Global Real Estate Claim (as such terms are defined herein) pursuant to Section 4.10 of this Agreement (the "Purchase Price") payable in cash at the Closing (as defined in Section 1.02). In the event that the Tax Benefits (as defined in Section 2.07) fall materially below $60,000,000, which amount shall be calculated as described in Section 2.07(d), the parties shall attempt in good faith to renegotiate the Purchase Price to account for such reduction by taking into account the net economic impact of the loss of the Tax Benefits associated with the shortfall. If a revised Purchase Price is not agreed to within ten days from the date that this shortfall is first reported to First Banks, either First Banks or CIB Marine may terminate this Agreement by written notice to the other parties.

     Section 1.02. The Closing. The closing of the Stock Purchase (the "Closing") shall take place at a location mutually agreeable to the parties at 10:00 a.m. on the Closing Date (as defined in Section 1.03).

     Section 1.03.Closing Date. At First Banks' election, the Closing shall take place on either (i) one of the last five (5) business days of the month, or (ii) the first business day of the month following the month, in either case, during which each of the conditions in Sections 6.01 and 6.02 is satisfied or waived by the appropriate party, or on such other date as First Banks and CIB Marine may agree (the "Closing Date").

     Section 1.04. Actions At Closing. (a) At the Closing, the CIB Parties shall deliver to the First Banks Parties:

     (i) a stock certificate, duly endorsed or accompanied by executed stock powers, in either case in form reasonably acceptable to First Banks, evidencing CIB Marine's ownership and unencumbered transfer to First Banks of all of the outstanding capital stock of Hillside, and stock certificates evidencing Hillside's unencumbered ownership of all of the outstanding capital stock of Bank and Bank's unencumbered ownership of the outstanding stock of the Acquired Bank Subsidiaries (as defined in Section 2.03);

     (ii) certified copies of the Articles of Incorporation and Bylaws of Hillside, the Charter and Bylaws of Bank and the Articles of Incorporation or Articles of Organization and Bylaws or similar governing documents of the Acquired Bank Subsidiaries (as defined in Section 2.03), and complete minute books or other records reasonably satisfactory to First Banks of the minutes of all corporate proceedings of Hillside, Bank and the Acquired Bank Subsidiaries;

     (iii)  certificates  signed  by  appropriate  officers  of  each of the CIB
     Parties stating that (A) each of the representations and warranties contained in Article II is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) each of the conditions set forth in Section 6.01 has been satisfied or waived as provided therein. If as a result of changes occurring after the date of this Agreement and prior to the Closing Date such officers determine in good faith that it is necessary to modify any of the representations or warranties referred to in such certificates in order for the statements made in the certificates to be accurate, they shall deliver to First Banks certificates accompanied by a schedule describing such changes in reasonable detail;

     (iv) certified copies of currently effective resolutions of the Boards of Directors of each of the CIB Parties authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

     (v) certificates of the Secretaries of State or comparable officials of the jurisdictions of incorporation of CIB Marine, Hillside, Bank and each Acquired Bank Subsidiary, each dated a recent date, stating that such entities are in good standing;

     (vi) evidence reasonably satisfactory to First Banks of the release of Hillside from any further liability related to credit obligations of CIB Marine; and

     (vii) a legal opinion from counsel for the CIB Parties regarding CIB Marine, Hillside and Bank, this Agreement and the transactions contemplated hereby, in form reasonably satisfactory to First Banks.

     (b) At the Closing, the First Banks Parties shall deliver to CIB Marine:

     (i) the Purchase Price in immediately available funds, in form reasonably acceptable to CIB Marine;

     (ii) certificates signed by appropriate officers of each of the First Banks Parties stating that (A) each of the representations and warranties contained in Article III is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) each of the conditions set forth in Section 6.02 has been satisfied or waived as provided therein. If as a result of changes occurring after the date of this Agreement and prior to the Closing Date such officers determine in good faith that it is necessary to modify any of the representations or warranties referred to in such certificates in order for the statements made in the certificates to be accurate, they shall deliver to CIB Marine certificates accompanied by a schedule describing such changes in reasonable detail;

     (iii) a certified copy of currently effective resolutions of the Boards of Directors of each of the First Banks Parties authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby; and

     (iv) a legal opinion from counsel for the First Banks Parties regarding First Banks, SF Company, this Agreement and the transactions contemplated hereby, in form reasonably satisfactory to CIB Marine.

     Section 1.05. Subsequent Mergers. The CIB Parties have been informed that First Banks intends to cause (i) the merger of Hillside with and into SF Company, and (ii) the merger of Bank with and into First Bank, a Missouri banking corporation which is a wholly-owned subsidiary of SF Company, immediately following the Closing. The CIB Parties agree that they will cooperate with the First Banks Parties by executing any documents reasonably requested by First Banks, prior to or at the Closing, to expedite the consummation of such mergers (the "Subsequent Mergers"). Notwithstanding any subsequent mergers, the intention of the parties hereto is that the transactions contemplated hereby will be considered a qualified stock purchase for income tax purposes.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE CIB PARTIES

     To induce the First Banks Parties to enter into this Agreement and consummate the transactions contemplated hereby, the CIB Parties represent and warrant to the First Banks Parties as follows:

     Section 2.01. Organization and Capital Stock; Authority.

     (a) Hillside is a corporation, and Bank is a banking corporation, in each case duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of such entities has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as it is now conducted. Hillside is duly registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended. Bank is authorized to engage in the business of banking in the State of Illinois, and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent authorized by law. The CIB Parties each have the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (b) As of the date hereof:

     (i) the authorized capital stock of Hillside consists solely of (A) 200,000 shares of common stock, no par value per share ("Hillside Stock"), of which 103,100 shares are outstanding;

     (ii) the authorized capital stock of Bank consists solely of (i) 75,000 shares of common stock, $5.00 par value per share ("Bank Stock"), of which 75,000 shares are outstanding.

     (iii) All of the outstanding shares of Hillside Stock and Bank Stock are duly and validly issued, fully paid and non-assessable. CIB Marine is the sole owner of all of the outstanding shares of Hillside Stock, and Hillside is the sole owner of all of the outstanding shares of Bank Stock. None of such shares was issued in violation of any preemptive rights. Each certificate representing shares of Hillside Stock or Bank Stock issued in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued only upon receipt of an affidavit of lost stock certificate or a bond sufficient to indemnify the issuer against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

     (c) There are no shares of capital stock or other equity securities of Hillside or Bank issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of Hillside Stock or Bank Stock or contracts, commitments, understandings or arrangements by which Hillside or Bank is or may be obligated to issue additional shares of capital stock.

     Section 2.02. Authorization; No Defaults. The Boards of Directors of each of the CIB Parties have by all requisite action approved this Agreement and the transactions contemplated hereby and have authorized the execution hereof by their duly authorized officers and the performance by them of their obligations hereunder. Nothing in the Articles of Incorporation, Charter or Bylaws of any of the CIB Parties, or any other agreement, instrument, decree, proceeding, law or regulation (except for the regulatory approvals contemplated in Section 6.01) by or to which any of them is bound or subject, prohibits or inhibits any of them from consummating this Agreement and the Stock Purchase on the terms and conditions herein contained or requires that the approval of the shareholders of CIB Marine be obtained in order to authorize the consummation of the transactions contemplated by this Agreement, except that at the date hereof only, this Agreement requires the consent of the lender pursuant to the Amended Credit Agreement with M&I Marshall & Ilsley Bank ("M&I"). This Agreement has been duly and validly executed and delivered by each of the CIB Parties and constitutes the legal, valid and binding obligation of each CIB Party, enforceable against them in accordance with its terms. Except as set forth in
Section 2.02 of that certain document delivered jointly by the CIB Parties to First Banks entitled "Disclosure Schedule" and executed by the CIB Parties and the First Banks Parties concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule") neither CIB Marine, Hillside, Bank nor any Bank Subsidiary (as defined in Section 2.03 hereof) is in default under nor in violation of any provision of its Charter, Articles or Certificate of Incorporation, Bylaws, or any promissory note, indenture or evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or other agreement which is material to such entity and its subsidiaries, taken as a whole.

     Section 2.03. Subsidiaries. Each of Bank's direct and indirect subsidiaries (hereinafter referred to singularly as a "Bank Subsidiary" and collectively as the "Bank Subsidiaries"), the names and jurisdictions of incorporation of which are disclosed in Section 2.03 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Bank Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. As used in this Agreement, the term "Acquired Bank Subsidiaries" means the Bank Subsidiaries other than MICR, Inc. ("MICR") and CIB Construction, LLC and its direct and indirect subsidiaries ("Canron"). The number of issued and outstanding shares of capital stock of each Bank Subsidiary and the ownership of such shares is set forth in Section 2.03 of the Disclosure Schedule, and all of such shares are owned by Bank or a Bank Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other rights or restrictions of any nature whatsoever, except as disclosed in Section
2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any Bank Subsidiary, and no person or entity has any other right to purchase or acquire any unissued stock of any Bank Subsidiary, nor does any Bank Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as disclosed in Section
2.03 of the Disclosure Schedule, neither Bank nor any Bank Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

     Section 2.04. Financial Information. The unaudited consolidated balance sheet and profit and loss statement of Hillside as of and for the six months ended June 30, 2004, in the form previously provided to First Banks, and the balance sheet and income statement of Bank and the Bank Subsidiaries as of June 30, 2004, contained in the Bank's Report of Condition and Income as of June 30, 2004, as filed with the FDIC (such financial statements collectively referred to herein as the "Bank Financial Statements"), have been prepared in accordance with GAAP (except as disclosed therein and except for regulatory reporting differences required for the financial statements of Hillside and Bank) and, to the best knowledge of the CIB Parties, fairly present the financial position of the respective entity and its consolidated subsidiaries as of June 30, 2004.

     Section 2.05. Absence of Changes. Since June 30, 2004, except as set forth in Section 2.05(a) of the Disclosure Schedule, there has not been, to the best knowledge of the CIB Parties, any material adverse change in the financial condition, the results of operations or the business or prospects of Hillside, Bank and the Acquired Bank Subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Bank Financial Statements not misleading. For the purposes of this Agreement, no adverse change in Bank's loans, loan portfolio or allowance for loan losses shall be deemed to constitute a material adverse change unless, after June 30, 2004 and prior to the Closing, Bank shall have incurred cumulative loan losses, as determined in accordance with generally accepted accounting principles ("GAAP"), in excess of $25 million. For the purposes of this Agreement, cumulative loan losses shall be equal to the result of the following calculation: (i) the amount of additional specific reserves allocated to loans in the Bank's loan portfolio, plus (ii) any amounts directly charged off, less (iii) recoveries of previously charged-off loans, less (iv) the recapture of excess specific reserves which result from loan payoffs, collection activity, improvement in the quality of loans or other factors, less
(v) the amount of specific  reserves  allocated to loans  directly  charged off.
Section 2.05(b) of the Disclosure Schedule sets forth a listing of the Bank's loans for which specific reserves have been allocated as of June 30, 2004, including the amount of the specific reserve.

     Section  2.06.  Regulatory  Enforcement  Matters.  Except  as set  forth in
Section 2.06 of the Disclosure Schedule, neither Hillside, Bank nor any Bank Subsidiary is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to Bank or any of the Bank Subsidiaries.

     Section 2.07. Tax Matters. (a) Each of Hillside, Bank and the Acquired Bank Subsidiaries has timely filed all returns, declarations, reports, claims for refund, and information returns and statements relating to taxes ("Tax Returns"), or has filed appropriate extensions relating thereto, that it was required to file under applicable laws and regulations. Except as disclosed in
Section 2.07 of the Disclosure Schedule, all such Tax Returns of Hillside, Bank and the Acquired Bank Subsidiaries were and shall be true, correct and complete in all respects and prepared in compliance with all applicable laws and regulations. All federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, and other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other person or entity ("Taxes") due and owing by Hillside, Bank and the Acquired Bank Subsidiaries have been paid with respect to Tax Returns that have been filed for Hillside, Bank and the Acquired Bank Subsidiaries (other than those being contested in good faith and which are disclosed in the Disclosure Schedule). None of Hillside, Bank and the Acquired Bank Subsidiaries will be liable for any Tax (i) relating to any period that ends on or before the Closing Date or (ii) for any period that begins on or before the Closing Date and ends after the Closing Date, for the portion of such period that ends on the Closing Date, except to the extent a liability for such

Taxes has been fully accrued as of the date hereof on the books of the appropriate entity. Complete copies of all Income Tax Returns for Hillside, Bank and the Acquired Bank Subsidiaries that have been filed through the date hereof with respect to taxable periods ended on or after December 31, 2001 have been delivered to First Banks prior to the date hereof. Except as disclosed in
Section 2.07 of the Disclosure Schedule, each of Hillside, Bank and the Acquired Bank Subsidiaries has provided to First Banks copies of all revenue agent's reports and other written assertions of Tax deficiencies or other liabilities for Taxes against any of them with respect to past periods for which the applicable statute of limitations has not run.

     (b) Except as disclosed in Section 2.07 of the Disclosure Schedule, none of Hillside, Bank and the Acquired Bank Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. To the best knowledge of the CIB Parties, no claim (written or verbal) that has not been resolved has been made by an authority in a jurisdiction where Hillside, Bank or the Acquired Bank Subsidiaries does not file Tax Returns to the effect that any of them is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon any of the assets of Hillside, Bank or the Acquired Bank Subsidiaries.

     (c) Except as disclosed in Section 2.07 of the Disclosure Schedule, (i) each of Hillside, Bank and the Acquired Bank Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, (ii) none of the CIB Parties has been notified by any taxing authority that any Tax Return will be examined that involves Hillside, Bank and the Acquired Bank Subsidiaries , (iii) there is no litigation or assessment or audit appeal pending or proposed with respect to any liability for Tax that relates to, or could have an impact on, Hillside, Bank or the Acquired Bank Subsidiaries, (iv) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return for Hillside, Bank and the Acquired Bank Subsidiaries which remains in effect, (v) there are no Tax rulings, requests for rulings, pre-filing agreements or closing agreements relating to Hillside, Bank or the Acquired Bank Subsidiaries which could affect any of their liability for Taxes for any period after the Closing Date, (vi) no power of attorney has been granted by any of the CIB Parties with respect to any matter relating to Taxes of Hillside, Bank or the Acquired Bank Subsidiaries which is currently in force, (vii) no issue has arisen in any examination of any of Hillside, Bank or the Acquired Bank Subsidiaries by any taxing authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld, (viii) none of Hillside, Bank and the Acquired Bank Subsidiaries has agreed, and none of them is required, to include in income any adjustment pursuant to section 481(a) of the Code (or similar provisions of other Laws) by reason of a change in accounting method or otherwise, and, to the best knowledge of the CIB Parties, the IRS (or any other taxing authority) has not proposed and is not considering any such change in accounting method, (ix) none of Hillside, Bank and the Acquired Bank Subsidiaries has disposed of property in a transaction being accounted for under the installment method pursuant to section 453 of the Code, (x) none of Hillside, Bank and the Acquired Bank Subsidiaries has received notice of any liability for Taxes as a result of Treasury Regulation ss. 1.1502-6 or any comparable provision of state, local or foreign Law, (xi) none of Hillside, Bank and the Acquired Bank Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that could obligate it to make any payments that will not be deductible under sections 162(m) or 280G of the Code,

(xii) each of Hillside, Bank and the Acquired Bank Subsidiaries has disclosed on its original federal income Tax Returns filed with respect to years ending before January 1, 2003 and will disclose on its original federal income Tax Returns to be filed with respect to its year ended December 31, 2003, all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code, (xiii) none of Hillside, the Bank and Acquired Bank Subsidiaries is bound by any Tax allocation or sharing agreement that will not be terminated on or before the Closing Date, and (xiv) all Tax Returns filed and to be filed pursuant to
Section 4.08(c) contain or shall contain any disclosures required under Treasury Regulation ss. 1.6011-4(b)(2) and Temporary Treasury Regulation ss. 1.6011-4T promulgated under authority of the Internal Revenue Code of 1986, as amended.

     (d) As of the date hereof, the Closing Date, and the date of the filing of CIB Marine's federal income Tax Returns for its taxable year with which or within which the Closing Date falls (the "Filing Date"), the sum of gross built-in losses (which shall include the tax basis in goodwill and intangible assets) without reduction for built-in gains and federal net operating loss carry forwards (collectively "the Tax Benefits"), each as defined and determined under applicable federal income tax principles, will be not less than $60,000,000 for Hillside, Bank and the Acquired Bank Subsidiaries. If an event causes the sum of the Tax Benefits to fall below $60,000,000, and such event results in an increase in Hillside's or the Bank's or the Acquired Bank Subsidiaries' net equity, credit shall be given for the amount of increase in net equity in calculating the Tax Benefits. If the increase in net equity equals or exceeds 65% of such reduction in the Tax Benefits, such reduction will not be deemed a breach of this representation.

     (e) Except as contemplated by this Agreement, none of Hillside, Bank and Acquired Bank Subsidiaries has distributed stock of another person or entity, or has had its stock distributed by another person or entity, in a transaction that was purported or intended to be governed in whole or in part by ss.ss. 355 or 361 of the Code.

     Section 2.08. Litigation. Except as disclosed in Section 2.08 of the Disclosure Schedule, there is no (i) litigation, claim or other proceeding pending or, to the best of the knowledge of the CIB Parties, threatened against Hillside, Bank or any of the Bank Subsidiaries, or of which the property of Hillside, Bank or any of the Bank Subsidiaries is or would be subject, or (ii) internal or external investigation known to any of the CIB Parties regarding the condition or conduct of Hillside, Bank or any of the Bank Subsidiaries or their officers or directors.

     Section 2.09. Properties, Contracts, Employee Plans and Other Arrangements.
Section 2.09 of the Disclosure Schedule specifically identifies the following:

     (a) all real property owned by Hillside, Bank and each Bank Subsidiary and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which Bank or any Bank Subsidiary is a party, identifying the parties thereto, the annual rental, the expiration date thereof and a brief description of the property covered;

     (b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by Hillside, Bank or a Bank Subsidiary, exclusive of deposit agreements with customers of Bank entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

     (c) all agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of Hillside, Bank and each Bank Subsidiary not referred to elsewhere in this Section 2.09 which:

         (i) (except for loans, loan commitments or letters of credit) involve payment by Bank or any Bank Subsidiary of more than $250,000;

         (ii) involve payments based on profits of Hillside, Bank or any Bank Subsidiary;

         (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

         (iv)  were not made in the ordinary course of business;

         (v)   materially   affect  the  business  or  financial   condition  of
               Hillside, Bank or any Bank Subsidiary;

         (vi) require the consent or approval of any third party for the Stock Purchase to be consummated; or

         (vii) relate directly or indirectly to the acceptance of Brokered Deposits (as such term is used in 12 C.F.R. ss.337.6).

     (d) all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other contracts, agreements, plans and arrangements for the benefit of officers, directors, consultants, contractors or current or former employees of Hillside, Bank or any Bank Subsidiary, including but not limited to group insurance, medical, hospitalization, disability and life insurance, stock option, stock bonus, stock purchase, bonus, profit sharing, deferred compensation, pension, retirement, employment, severance, retention, salary continuation agreements, similar agreements and arrangements, and collective bargaining agreements (collectively, "Employee Plans") (including each trust or other agreement with a custodian or trustee for funds held under any such Employee Plan), and with respect to all Employee Plans, (i) any reports or forms filed since January 1, 1999 with the Department of Labor or the Pension Benefit Guaranty Corporation,
(ii) any current financial and actuarial reports, and (iii) any currently effective IRS private letter rulings and determination letters by or for the benefit of any of the CIB Parties or any Employee Plan;

     (e) all leases, subleases, licenses and sublicenses with respect to real or personal property, whether as lessor, lessee, licensor, licensee or guarantor, with annual rental or other payments due thereunder in excess of $200,000;

     (f) all agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by Hillside, Bank or the relevant Bank Subsidiary on thirty (30) days written notice or less without any payment by reason of such termination; and

     (g) the name and annual compensation as of July 1, 2004 of each director, officer and employee of Bank or any Bank Subsidiary with annual compensation in excess of $150,000.

     Copies of each document, plan or contract identified in Section 2.09 of the Disclosure Schedule are appended to such Schedule and are hereby incorporated into and constitute a part of the Disclosure Schedule.

     Section 2.10. Reports. Except as set forth in Section 2.10 of the Disclosure Schedule, since January 1, 2003, Hillside, Bank and the Bank Subsidiaries have filed all reports and statements, together with any required amendments, required to be filed with the Office of Banks and Real Estate for the State of Illinois, the FDIC or any other regulatory or governmental authority with jurisdiction over Hillside, Bank or any Bank Subsidiary. Except as set forth in Section 2.10 of the Disclosure Schedule, since January 1, 2003, each of such reports and documents, including any financial statements, exhibits and schedules thereto, as currently amended, complied in all material respects with applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The CIB Parties have provided to First Banks copies of all amended reports referred to in the preceding sentence which relate to time periods after December 31, 2003.

     Section 2.11. Investment Portfolio. All investment securities held by Bank and the Bank Subsidiaries as reflected in the Bank Financial Statements are carried in accordance with GAAP.

     Section 2.12. Loan Portfolio. Except as disclosed in Section 2.12 of the Disclosure Schedule, (i) all loans and discounts shown in the Bank Financial Statements and those which were or will be entered into after June 30, 2004 and before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Bank and the Bank Subsidiaries, and they are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable, valid, true and genuine and what they purport to be; and (iii) Bank and the Bank Subsidiaries have complied and will through the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any loan. Except as disclosed in Section 2.12 of the Disclosure Schedule, all loans and loan commitments extended by Bank and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with its customary lending standards in the ordinary course of business. Such loans are evidenced by appropriate and sufficient documentation based upon Bank's customary and ordinary past practices. The allowance for loan losses as of June 30, 2004 as reflected in the Bank Financial Statements is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of June 30, 2004.

     Section 2.13. Employee Matters and ERISA.

     (a) Except as disclosed in Section 2.13(a) of the Disclosure Schedule, neither Hillside, Bank nor any Bank Subsidiary has entered into any collective bargaining agreement with any labor organization with respect to any group of their employees, and to the best of the knowledge of the CIB Parties, there is no present effort nor existing proposal to attempt to unionize any group of their employees.

     (b)(i) Hillside, Bank and the Bank Subsidiaries have been and are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any laws respecting employment discrimination and occupational safety and health requirements, and neither Hillside, Bank nor any Bank Subsidiary is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Hillside, Bank or any Bank Subsidiary (or against CIB Marine with respect to any employee of Hillside, Bank or a Bank Subsidiary) pending or, to the best of the knowledge of the CIB Parties, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the best of the knowledge of the CIB Parties, threatened against or directly affecting Hillside, Bank or any Bank Subsidiary; and (iv) neither Hillside, Bank nor any Bank Subsidiary has experienced any work stoppage or other material labor difficulty during the past five years.

     (c) Except as disclosed in Section 2.13(c) of the Disclosure Schedule, neither Hillside, Bank nor any Bank Subsidiary maintains, contributes to or participates in or has any liability under any Employee Plan. To the best of the knowledge of the CIB Parties, no present or former employee of Hillside, Bank or any Bank Subsidiary has been charged with breaching or has breached a fiduciary duty under any Employee Plan. Neither Hillside, Bank nor any Bank Subsidiary participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, under any Employee Plan subject to Section 302 of Title IV of ERISA or Section 412 of the Code, or any multiemployer plan (as defined at Section 3(37) of ERISA). Except as separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither Hillside, Bank nor any Bank Subsidiary maintains, contributes to, or participates in any Employee Plan.

     (d) Except as disclosed in Section 2.13(a) of the Disclosure Schedule, all liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at June 30, 2004, had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on the Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as reflected in the Bank Financial Statements, Bank and the Bank Subsidiaries have no contingent or actual liabilities under Title IV of

ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any Employee Plan, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Hillside, Bank or any Bank Subsidiary would be liable, except as is reflected in the Bank Financial Statements. Hillside, Bank and the Bank Subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

     Section 2.14. Title to Properties; Licenses; Insurance.

     (a) Except as disclosed in Section 2.09(b) of the Disclosure Schedule with respect to real estate of Canron, Hillside, Bank and the Bank Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Bank Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of other Real Estate Owned, as such real estate is internally classified on the books of Bank or any Bank Subsidiary, rights of redemption under applicable law), to all of their real properties;

     (b) all leasehold interests for real property and any material personal property used by Hillside, Bank or a Bank Subsidiary in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms;

     (c) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or threatened with respect to any of such properties;

     (d) Hillside, Bank and the Bank Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Hillside, Bank or any Bank Subsidiary in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and

     (e) all material insurable properties owned or held by Hillside, Bank or a Bank Subsidiary are adequately insured by financially sound and reputable insurers in such amounts and against fire, earthquake and other risks insured against by extended coverage and public liability insurance, in amounts and on terms customary with bank holding companies and banks of similar size.

     Section 2.15. Environmental Matters. As used in this Agreement, "Environmental Laws" means all federal, state and local environmental, health and safety laws and regulations in all jurisdictions in which Hillside, Bank or any Bank Subsidiary has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

     Neither the conduct nor operation of Hillside, Bank or any Bank Subsidiary nor the condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated any Environmental Law in any respect material to the business of Hillside, Bank and the Bank Subsidiaries, taken as a whole, and no condition or event has occurred with respect to any of them or any property that, with notice or the passage of time, or both, would constitute a violation material to the business of Hillside, Bank and the Bank Subsidiaries, taken as a whole, of any Environmental Law or obligate (or potentially obligate) Hillside, Bank or any Bank Subsidiary to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property, where the aggregate cost of such actions would be material to Hillside, Bank and the Bank Subsidiaries, taken as a whole. Except as disclosed in Section 2.15 of the Disclosure Schedule, neither Hillside, Bank nor any Bank Subsidiary has received notice from any person or entity that Hillside, Bank or any Bank Subsidiary, or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity, are or were in violation of any Environmental Law, or that Hillside, Bank or any Bank Subsidiary is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     Section 2.16. Compliance with Laws and Regulations.  Except as set forth in
Section  2.16  of  the  Disclosure  Schedule,   Hillside,   Bank  and  the  Bank
Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects, are qualified to conduct business in every jurisdiction in which such qualification is legally required and are in compliance in all material respects with all applicable laws and regulations.

     Section  2.17.  Brokerage.  Except  as set  forth  in  Section  2.17 of the
Disclosure Schedule, there are no claims or agreements for brokerage commissions, investment banking fees, finders' fees, financial advisory fees or similar compensation payable by CIB Marine, Hillside, Bank or any Bank Subsidiary in connection with this Agreement or the transactions contemplated hereby.

     Section 2.18. No Undisclosed Liabilities. Neither Hillside, Bank nor any Bank Subsidiary has any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Hillside, Bank or any Bank Subsidiary giving rise to any such liability), except (i) liabilities reflected in the Bank Financial Statements,
(ii) liabilities of the same type incurred in the ordinary course of business of Bank and the Bank Subsidiaries since June 30, 2004 and (iii) as disclosed in
Section 2.18 of the Disclosure Schedule.

     Section 2.19. Statements True and Correct. None of the information supplied or to be supplied by CIB Marine, Hillside or Bank for inclusion in any document to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents that CIB Marine, Hillside or Bank are responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     Section 2.20.  Commitments  and  Contracts.  Except as disclosed in Section
2.20 of the Disclosure Schedule (with a true and correct copy of the document or other item in question having been made available to First Banks for inspection), neither Hillside, Bank nor any Bank Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

     (i) any agreement, arrangement or commitment not made in the ordinary course of business (except as disclosed in Section 2.09(c)(iv) of the Disclosure Schedule);

     (ii) any agreement, indenture or other instrument not reflected in the Bank Financial Statements relating to the borrowing of money by Hillside, Bank or a Bank Subsidiary or the guarantee by Hillside, Bank or a Bank Subsidiary of any obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Bank or a Bank Subsidiary, such as deposits, federal funds borrowings and repurchase agreements), other than agreements, indentures or instruments providing for annual payments of less than $100,000; or

     (iii) any contract containing covenants which limit the ability of Hillside, Bank or a Bank Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Hillside, Bank or any Bank Subsidiary may carry on its business (other than as may be required by law or an applicable regulatory authority).

     Section 2.21. Material Interest of Certain Persons.  Except as disclosed in
Section 2.21 of the Disclosure Schedule:

     (a) no officer or director of CIB Marine, Hillside or Bank or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended) of any such officer or director, has any material direct or indirect interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Hillside, Bank or any Bank Subsidiary; and

     (b) all outstanding loans from Hillside, Bank or any Bank Subsidiary to any officer, director or employee thereof or of CIB Marine, Hillside or Bank, or any associate or related interest of any such person, were approved by or reported to Bank's Board of Directors in accordance with all applicable laws and regulations.

     Section 2.22. Conduct to Date. Except as disclosed in Section 2.22 of the Disclosure Schedule, from and after June 30, 2004, Hillside, Bank and the Bank Subsidiaries have not done any of the following:

     (a) failed to conduct business in the ordinary and usual course consistent with past practices;

     (b) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities properly classified under generally accepted accounting principles;

     (c) effected any stock split or adjusted, combined, reclassified or otherwise changed capitalization;

     (d) declared, set aside or paid any cash or stock dividend or other distribution in respect of capital stock, other than the dividend of stock or other ownership interests of MICR and Canron and/or the Canron Subsidiaries, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any capital stock;

     (e) incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to a lien any assets or properties other than in the ordinary course of business consistent with past practice;

     (f) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in accordance with its terms in the ordinary course of business;

     (g) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any properties or assets other than for fair consideration in the ordinary course of business;

     (h) except as required by contract, (A) increased the rate of compensation of, or paid any bonus to, any director, officer, or other employee, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, (C) entered into, terminated or substantially modified any Employee Plan or (D) agreed to do any of the foregoing;

     (i) suffered any material damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, taking of property by any governmental authority, flood, windstorm, embargo, riot, act of God, act of war or other casualty or event, whether or not covered by insurance;

     (j) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice;

     (k) entered into any material transaction, contract or commitment outside the ordinary course of business; or

     (l) made or guaranteed any loan to any of the Employee Plans.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE FIRST BANKS PARTIES

     To induce the CIB Parties to enter into this Agreement and consummate the transactions contemplated hereby, the First Banks Parties represent and warrant to the CIB Parties as follows:

     Section 3.01. Organization and Authority. First Banks is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. SF Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Both of such corporations
(i) are duly registered bank holding companies under the Bank Holding Company Act of 1956, as amended, and (ii) have the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     Section 3.02. Authorization. The Boards of Directors of First Banks and SF Company have by all requisite action approved this Agreement and the transactions contemplated hereby and have authorized the execution hereof on its behalf by their duly authorized officers and the performance of their respective obligations hereunder. Nothing in the Articles of Incorporation of First Banks, the Certificate of Incorporation of SF Company, or the Bylaws of either of them, or any other agreement, instrument, decree, proceeding, law or regulation (except for the regulatory approvals contemplated in Section 6.01) by or to which First Banks or any of First Banks' subsidiaries is bound or subject prohibits or inhibits First Banks or SF Company from consummating this Agreement and the transactions contemplated hereby on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by each of First Banks and SF Company and constitutes its legal, valid and binding obligation, enforceable against First Banks and SF Company in accordance with its terms.

     Section 3.03. Absence of Changes. Since June 30, 2004, there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of First Banks and its subsidiaries that would prevent either of the First Banks Parties from consummating this Agreement and the transactions contemplated hereby.

     Section 3.04. Litigation. There is no litigation, claim or other proceeding pending or, to the best of the knowledge of the First Banks Parties, threatened that would prohibit either of the First Banks Parties from consummating the transactions contemplated by this Agreement.

     Section 3.05. Statements True and Correct. None of the information supplied or to be supplied by either of the First Banks Parties for inclusion in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

All documents that the First Banks Parties are responsible for filing with any regulatory authority in connection with the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     Section 3.06. Regulatory Approval. To the knowledge of the First Banks Parties, there are no circumstances, conditions or facts pertaining to the First Banks Parties that would reasonably be expected to result in a failure to obtain or an unreasonable delay in the receipt of any state or federal banking regulatory approvals necessary for consummation of the Stock Purchase and the other transactions contemplated hereby, except that in order to obtain the required approvals, First Banks expects that it will be required to obtain additional capital to infuse into the Bank (or First Bank when the Bank is merged into First Bank).

     Section 3.07. Financing. Nothing has come to the attention of the First Banks Parties that causes the First Banks Parties to believe that they will be unable to obtain the financing necessary to complete the transactions contemplated by this Agreement.


                                   ARTICLE IV

                          AGREEMENTS OF THE CIB PARTIES

     Section 4.01. Business in Ordinary Course.

     (a) The CIB Parties shall cause Hillside, Bank and each Bank Subsidiary to carry on after the date hereof its respective business and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, neither Hillside, Bank nor any Bank Subsidiary will:

     (i) declare or pay any dividend or make any other distribution to its shareholders, whether in cash, stock or other property, except that, notwithstanding any other provision of this Agreement, Hillside and Bank shall be permitted prior to the Closing to effect the capital distribution contemplated by Section 4.10 hereof, and CIB Capital I, LLC (the Bank's real estate investment trust) shall be permitted prior to the Closing to make capital distributions without restriction and/or to discontinue and liquidate CIB Capital I, LLC; or

     (ii) issue any capital stock or other stock or any options, warrants, or other rights to subscribe for or purchase capital stock or any other stock or any securities convertible into or exchangeable for capital stock; or

     (iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or any other stock of Hillside, Bank or any Bank Subsidiary; or

     (iv) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize; or

     (v) change its charter, certificate or articles of incorporation or association, as the case may be, or bylaws, nor enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity.

     (b) The CIB Parties will assure that, without the prior written consent of First Banks, from the date hereof through the Closing Date, Hillside and Bank will not do any of the following or permit any Bank Subsidiary to:

     (i) (A) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees; (B) grant or modify any stock options; (C) except as required by law, adopt or modify any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or (D) adopt or modify any severance, salary continuation or other plan or arrangement providing benefits to any officer, employee or former officer of employee of Hillside, Bank or any Bank Subsidiary; or

     (ii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

     (iii) make or commit to make any new loan or letter of credit or any new or additional advance which is not now legally required under any existing line of credit, in principal amount in excess of $2,000,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $15,000,000 (excluding for this purpose any accrued interest or overdrafts); or fail in any material respects to observe sound lending practices in making loans and loans commitments; or

     (iv) purchase or otherwise acquire for its own account any investment security, except for (A) United States treasury or agency securities or other securities of issuers in the United States rated "Investment Grade" by Standard and Poor's Ratings Services or Moody's Investors Service, maturing no later than three years from the date of purchase by Bank or the applicable Bank Subsidiary, and (B) securities issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, in either case having an average remaining life not greater than three years at the time of purchase; or

     (v) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

     (vi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

     (vii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Hillside, Bank or a Bank Subsidiary or any claims which Hillside, Bank or any Bank Subsidiary may possess, or waive any material rights of substantial value; or

     (viii) except for the transfers contemplated by Section 4.10 hereof, sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness; or

     (ix) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that Bank and the Bank Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless the entity proposing to acquire the property has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

     (x) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition, earnings or prospects of Hillside, Bank or a Bank Subsidiary; or

     (xi) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of Hillside, Bank or a Bank Subsidiary; or

     (xii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $100,000; or

     (xiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices, or solicit or accept any Brokered Deposits.

     (c) The CIB Parties shall use their best efforts to satisfy the conditions to closing set forth in Article VI hereof and to consummate the Stock Purchase and the other transactions contemplated hereby as soon as practicable. None of the CIB Parties shall knowingly take or permit any action that would result in a material breach of any of the terms or provisions of this Agreement or would cause any of the representations or warranties set forth in Article II hereof to be or become untrue in any material respect.

     (d) Each of the CIB Parties shall promptly notify First Banks of the occurrence of any matter or event known to them that is materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or prospects of Bank and the Bank Subsidiaries, taken as a whole.

     (e) None of the CIB Parties shall solicit or encourage, or hold discussions or negotiations with or provide information to, any person or entity in connection with any proposal for the acquisition of all or a substantial portion of the business, assets, shares of capital stock or other securities or assets of Hillside, Bank or any Bank Subsidiary (except MICR and Canron). Each of the
CIB Parties shall promptly advise First Banks of its receipt of any such proposal or inquiry relating to any of the foregoing and the substance thereof.

     Section 4.02. Breaches. The CIB Parties shall each, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to First Banks and use its best efforts to prevent or promptly remedy the same.

     Section 4.03. Consummation of Agreement. The CIB Parties shall not take any action inconsistent with their approvals of this Agreement and the transactions contemplated hereby, and they shall perform all of their obligations pursuant to this Agreement and use reasonable efforts in good faith to satisfy the various conditions to Closing and to cause the Stock Purchase and the Subsequent Mergers to be consummated as soon as practicable. The CIB Parties shall furnish to First Banks in a timely manner all information, data and documents requested by First Banks for filing with any regulatory authority or otherwise required to effect the transactions contemplated by this Agreement (including the Subsequent Mergers) and shall join with First Banks in making any application with respect to which First Banks reasonably determines it is necessary or desirable for any of the CIB Parties to do so. When requested to do so by First Banks, (i) Hillside in its capacity as the sole shareholder of the Bank will formally approve the merger of the Bank with and into First Bank, and (ii) the Bank will execute a short form agreement of merger for the purpose of carrying out such merger.

     Section 4.04. Environmental Reports. As soon as reasonably practical, but not later than forty-five (45) days after the date hereof, CIB Marine shall cause Hillside and Bank to obtain, and shall provide to First Banks, a report of a phase one environmental investigation on all real property owned, leased or operated by Bank or any Bank Subsidiary as of the date hereof (other than space in (i) buildings in which the amount of space leased and operated by the Bank or applicable Bank Subsidiary is less than fifty percent of the total leasable space in such building, and (ii) retail and similar establishments leased by Bank for automatic teller machines, and not including property owned or operated by Canron), and within ten (10) days after the acquisition or lease of any real property acquired or leased by Bank or any Bank Subsidiary after the date hereof (with the exceptions stated above), except as otherwise provided in Section 4.01(b)(ix). If required by the phase one investigation, in First Banks' reasonable opinion, CIB Marine shall obtain and provide to First Banks a report of a phase two investigation on properties requiring such additional study. First Banks shall have fifteen (15) business days after its receipt of any such phase two report to notify the CIB Parties of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law or (ii) recommended or suggested by such report or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $1,000,000 as reasonably estimated by an environmental expert retained for such purpose by First Banks and reasonably acceptable to CIB Marine, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $1,000,000 or less with a reasonable degree of certainty, then First Banks shall have the right pursuant to Section 7.05 hereof, for a period of ten (10) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be First Banks' sole remedy in such event.

     Section 4.05. Access to Information; Reports. (a) The CIB Parties shall permit First Banks reasonable access, in a manner which will avoid undue disruption or interference with normal operations of Hillside and Bank, to their properties, and shall cause the Bank Subsidiaries to provide to First Banks comparable access to their properties, and the CIB Parties shall cause Hillside, Bank and the Bank Subsidiaries to disclose and make available to First Banks all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Hillside, Bank and the Bank Subsidiaries including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, internal accountants' workpapers, litigation files (with the exception of documents protected by attorney work product doctrine and/or the attorney client privilege), plans affecting employees, and any other business activities or prospects in which First Banks may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement, except as prohibited by law. First Banks will hold any nonpublic information in confidence in accordance with the provisions of Section 8.01 hereof.

     (b) The CIB Parties shall deliver to First Banks on or before the fifteenth day of each month following the date of this Agreement the monthly asset quality reports prepared as of the end of the preceding month for the internal use of the CIB Parties, which reports shall include information regarding loans which are rated "watch list" and "past due."

     (c) Promptly following the execution of this Agreement, CIB Marine and First Banks shall enter into a mutually acceptable common interest agreement. Pursuant to such agreement, CIB Marine shall provide to First Banks access to all written reports regarding internal investigations conducted on behalf of CIB Marine and its affiliates ("Investigative Reports") promptly after CIB Marine's receipt thereof, except for any portions thereof which do not pertain directly or indirectly to Hillside, Bank or a Bank Subsidiary. If requested by First Banks, CIB Marine shall instruct its professional advisers involved in the preparation of the Investigative Reports to respond to First Banks' inquiries relating thereto.

     Section 4.06. Consents to Contracts and Leases. The CIB Parties shall use their best efforts to obtain all consents required for the consummation of the Stock Purchase in accordance with all material leases, licenses, contracts, indentures, instruments and rights to which Hillside, Bank or a Bank Subsidiary is a party or by which any of them is bound.

     Section 4.07. Subsequent Financial Statements. (a) As soon as available after the date hereof, the CIB Parties shall deliver to First Banks (i) monthly unaudited consolidated balance sheets and profit and loss statements of Bank for each month beginning as of July 1, 2004 prepared for internal use;

(ii) Reports of Condition and Income of Bank for each quarterly period from June 30, 2004 through the Closing; and (iii) all other financial reports or statements submitted by Bank or any Bank Subsidiary (or by CIB Marine or Hillside with respect to Bank or any Bank Subsidiary) to any regulatory authority after the date hereof, to the extent permitted by law (collectively, the "Subsequent Financial Statements"). The Subsequent Financial Statements shall be prepared on a basis consistent with past accounting practices and GAAP, shall fairly present, to the best knowledge of the CIB Parties, the financial condition and results of operations for the dates and periods presented, and, to the best knowledge of the CIB Parties, shall not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect. The CIB Parties shall promptly notify First Banks if there are any material adjustments to the Bank Financial Statements as a result of the ongoing external audit of the CIB Marine consolidated financial statements.

     (b) From the date hereof through the Closing Date and following the Closing, CIB Marine will cooperate with the First Banks Parties by providing information reasonably requested by them to enable the First Banks Parties to complete an audit of the financial statements of Hillside, the Bank and the Acquired Bank Subsidiaries and to file audited financial statements with the Securities and Exchange Commission pursuant to the requirements of Form 8-K under the Securities Exchange Act of 1934, as amended.

     Section 4.08. Tax Covenants. (a) CIB Marine shall, on or before December 31, 2004, file Form 1139, Corporation Application for Tentative Refund, with the Internal Revenue Service requesting a tentative refund of federal income Tax with respect to the year ended December 31, 2003 (the "Tax Refund"). CIB Marine shall provide a copy of the Form 1139 to First Banks for review at least two days prior to the filing thereof. CIB Marine shall pay to First Banks
$9,126,000, as follows. CIB Marine shall, on the later of the Closing Date or within 10 days after receipt of the Tax Refund, pay to First Banks the lesser of the full amount of the Tax Refund or $9,126,000. CIB Marine shall, no later than October 15, 2005, pay to First Banks the difference between $9,126,000 and the amount, if any, paid to First Banks pursuant to the preceding sentence.

     (b) The CIB Parties shall terminate all tax sharing agreements and similar agreements with respect to Hillside, Bank and the Acquired Bank Subsidiaries as of the Closing Date and, after the Closing Date, Hillside, Bank and the Acquired Bank Subsidiaries shall not be bound thereby or have any liability thereunder.

     (c) CIB Marine shall prepare and file, or cause to be prepared and filed, all tax returns for Hillside, Bank and the Acquired Bank Subsidiaries with respect to periods ending prior to or on the Closing Date for which a consolidated, unitary or combined return of CIB Marine will include the operations of Hillside, Bank and the Acquired Bank Subsidiaries, and such Tax Returns shall be prepared consistent with preceding years and under applicable tax authorities. CIB Marine shall permit First Banks and its subsidiaries to review and comment on each return described in the preceding sentence prior to the filing thereof. The Tax Returns for the year ended December 31, 2003 shall be made available to First Banks no later than 2 days prior to its due date, and all subsequent Tax Returns shall be made available to First Banks no later than 15 days prior to their due dates. CIB Marine shall prepare and file, as applicable, or cause to be prepared and filed, as applicable, all Tax Returns for CIB Capital I, LLC for the year ended December 31, 2004.

     (d) After the Closing Date, CIB Marine shall provide to First Banks all information reasonably requested in order for First Banks to file tax returns and reports relating to Hillside, Bank and the Acquired Bank Subsidiaries.

     (e) First Banks shall not (and shall not cause or permit Hillside, Bank, and the Acquired Bank Subsidiaries to) amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any tax return relating in whole or in part to CIB Marine and its subsidiaries with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of CIB Marine, which consent may not be unreasonably withheld.

     (f) In the event (i) First Banks or its Affiliates or (ii) CIB Marine or its affiliates receive notice or obtain any knowledge of any pending or threatened tax audits or assessments or other disputes concerning Taxes with respect to which the other party may incur liability under this Article, the party in receipt of such notice or knowledge shall promptly notify the other party of such matter in writing. Such notice shall include a copy of written correspondence, if any, and shall state the name of the organization or agency that will conduct the audit, the nature of the proceedings and the periods involved.

     (g) Subject to the balance of this subsection (g), CIB Marine shall have the right to represent the interests of Hillside, Bank, and the Acquired Bank Subsidiaries in any Tax audit or administrative or court proceeding involving Hillside, Bank or any of the Bank Subsidiaries (collectively, "Audit") relating to any period for which CIB Marine may be liable under this Agreement for any Tax, and to employ counsel of its choice at its expense, provided that CIB Marine shall provide prompt written notice to First Banks of any such Audit and of any substantive meeting or telephone conference with any taxing authority with respect to the Audit, and First Banks shall have the right to participate at its expense in any such meeting or conference. Notwithstanding the preceding sentence, CIB Marine shall not settle, either administratively or after the commencement of litigation, any Audit that could reduce the Tax Benefits by up to $2,500,000 without the prior written consent of First Banks, which consent shall not be unreasonably withheld. Notwithstanding the preceding two sentences, if any issue or combination of issues raised or under consideration in any Audit could reduce the Tax Benefits by more than $2,500,000, First Banks shall have the sole right to represent the interests of the Hillside, Bank and the Acquired Bank Subsidiaries in the Audit or subsequent litigation, and CIB Marine shall execute any document, including a Power of Attorney, reasonably requested to permit First Banks to carry out such representation. Notwithstanding the preceding sentence, First Banks shall not settle, either administratively or after the commencement of litigation, any Audit without the prior written consent of CIB Marine, which consent shall not be unreasonably withheld.

     (h) Notwithstanding anything in this Agreement to the contrary, CIB Marine does not make any representation or warranty to First Banks and shall have no responsibility or obligation whatsoever to First Banks with respect to First Banks' ability to utilize for tax purposes in taxable years beginning on or after the Closing Date, any net operating losses, built-in losses or other tax attributes, of Hillside, Bank, and the Acquired Bank Subsidiaries.

     (i) CIB Marine does not intend to make any election pursuant to Internal Revenue Code Section 338 or the regulations thereunder with respect to Hillside, Bank and the Acquired Bank Subsidiaries. Further, CIB Marine shall not be liable for any tax or other liability resulting from any similar election made by First Banks.

     Section 4.09. Termination of Other Arrangements; Loan Participations. (a) The CIB Parties shall terminate all agreements and arrangements between or among Hillside, Bank and any Acquired Bank Subsidiary, on the one hand, and CIB Marine or any of its affiliates, on the other hand (other than loans to officers and directors and other related interests in compliance with applicable law) ("Intercompany Agreements"), such terminations to be effective on the Closing Date or such later date as shall be specified by First Banks. The Intercompany Agreements shall include, but not be limited to, all information technology and item processing arrangements, management agreements, and all other agreements and arrangements pursuant to which Hillside, Bank or an Acquired Bank Subsidiary incurs any expense or liability or provides any service; provided, however, that agreements and arrangements pertaining to loan participations shall not be deemed Intercompany Agreements and shall not be terminated. Hillside, Bank and the Acquired Bank Subsidiaries shall not be charged more than $100,000 in the aggregate in fees and costs in connection with conversion of Bank's data processing system to First Banks' system.

     (b) Following the Closing, Bank (which term shall include First Bank as successor following the merger of Bank into First Bank) shall have the right to be designated and to act as Agent with respect to each loan participation in which Bank holds the largest portion of the underlying credit and such credit is at any time (i) classified internally by CIB Marine or by an bank regulatory authority as "substandard" or worse, (ii) 90 days or more past due, (iii) non-accruing, or (iv) in the process of foreclosure. Bank may exercise such right by written notice to CIB Marine, and upon receipt of such a notice CIB Marine shall promptly cause its subsidiaries to execute such documents as are reasonably requested by First Banks in order to enable Bank to act as Agent with respect to such credit.

     Section 4.10. Transfer of Certain Assets. The CIB Parties shall take all necessary corporate action to transfer to CIB Marine or a subsidiary of CIB Marine (other than the Bank or Hillside) (i) the ownership of all the stock or other ownership interests of MICR and Canron (the "Subsidiary Stock"), and (ii) all right, title and interest of the Bank in (a) the Bank's loan secured by property at 6 North Michigan Avenue, Chicago, Illinois (the "6 North Michigan Loan"), and (b) the Bank's claims against third-parties for recovery on the 6 North Michigan Loan, including but not limited to the Bank's pending claim in the United States District Court for the Northern District of Illinois, Eastern Division against defendants Esmail, Yousif, Global Real Estate Investors, LLC et. al. as set forth in the Bank's complaint (the "Global Real Estate Claim"). The transfer shall be completed immediately prior to Closing, subject to satisfaction of the conditions to the Closing set forth in Section 6.02 of this Agreement, by one of the following methods, at the election of the CIB Parties:
(i) through a capital distribution of the Subsidiary Stock and the 6 North Michigan Loan paid by the Bank to Hillside and then by Hillside to CIB Marine, or (ii) by a sale of the Subsidiary Stock, the 6 North Michigan Loan and the

Global Real Estate Claim from the Bank to CIB Marine or one of its subsidiaries other than the Bank or Hillside in exchange for a cash payment. In the event that the CIB Parties elect to transfer the Subsidiary Stock, the 6 North Michigan Loan and the Global Real Estate Claim by sale, the First Bank Parties agree to advance to CIB Marine the funds necessary to pay for the Subsidiary Stock, the 6 North Michigan Loan and the Global Real Estate Claim, subject to satisfaction of the conditions to Closing set forth in Section 6.01 of this Agreement and against the undertaking of CIB Marine to repay such funds immediately after Closing, and the Purchase Price set forth in Section 1.01 of this Agreement shall be increased by the amount of cash actually received by the Bank. Notwithstanding whether the transfer occurs through a capital distribution or sale, the Global Real Estate Claim shall in all cases be assigned by the Bank to CIB Marine prior to Closing; and if the transfers other than of the Global Real Estate Claim occur through a capital distribution, then the First Banks Parties agree to advance CIB Marine the funds necessary to pay for the Global Real Estate claim only, subject to satisfaction of the conditions to Closing set forth in Section 6.01 of this Agreement and against the undertaking of CIB Marine to repay such funds immediately after Closing, and the Purchase Price set forth in Section 1.01 shall be increased by the amount of cash actually received by the Bank in consideration of the Global Real Estate Claim. The CIB Parties shall promptly prepare and file with the appropriate bank regulatory agencies any application or notice required in order to effect the transfer of the Subsidiary Stock, the 6 North Michigan Loan and the Global Real Estate Claim, shall use their best efforts to obtain any necessary approvals and shall keep the First Bank Parties reasonably informed as to the status thereof.

     Section 4.11. Pledge of Champaign Bank Stock. (a) Concurrently with the Closing, CIB Marine shall (i) pay off a sufficient amount owed under the notes issued to M&I pursuant to the Amended Credit Agreement with M&I to cause M&I to release from its collateral security agreement the stock of Central Illinois Bank, Champaign, Illinois (the "Champaign Bank"), (ii) deliver to First Banks written proof, in a form satisfactory to First Banks, confirming that the stock of the Champaign Bank has been released by M&I and is no longer pledged or otherwise encumbered, (iii) deliver to First Banks the stock certificate(s) representing all of the issued and outstanding shares of capital stock of the Champaign Bank (the "Champaign Bank Stock"), and (iv) enter into a collateral pledge agreement with First Banks ("Pledge Agreement") whereby CIB Marine pledges the Champaign Bank Stock to First Banks under the terms and conditions and for the purposes set forth in Section 4.11(b).

     (b) The Pledge Agreement shall contain customary provisions for the protection of a secured party and shall provide that First Banks may exercise its rights thereunder by foreclosing upon the Champaign Bank Stock in order to satisfy the indemnification liability owed by CIB Marine to First Banks under
Section  8.06(a)(iii) in the event CIB Marine is otherwise unable to satisfy its
Section 8.06(a)(iii) indemnification obligation whether in whole or in part. The Pledge Agreement shall further provide that CIB Marine shall be entitled to receive from First Banks any residual value associated with the Champaign Bank Stock if First Banks takes title to and forecloses upon that pledged collateral and the value of the collateral exceeds the Section 8.06(a)(iii) liability. Furthermore, the Pledge Agreement shall provide that it will terminate upon the earlier of the date (i) which is two years following the Closing Date, (ii) when CIB Marine's Equity-to-TPS Ratio, as that term is defined below, equals or exceeds 2-to-1 but not before CIB Marine provides written notice to First Banks to this effect, (iii) when CIB Marine obtains the necessary documentation from each holder or trustee, as the case may be, of CIB Marine's trust preferred securities outstanding as of the Closing Date ("TPS") confirming that each holder or trustee, as the case may be, does not object, under the terms of their respective indenture agreement, to the sale of Hillside as contemplated by this Agreement or a judicial determination is reached that the holders or trustees have no right to object, or (iv) the TPS are paid off in full and evidence to that effect is provided to First Banks in a form reasonably satisfactory to First Banks. The Equity-to-TPS Ratio shall be derived as of the end of each calendar quarter following the Closing Date by dividing (x) CIB Marine's total consolidated stockholders' equity, as reported by CIB Marine in its FRY-9 filed with the Federal Reserve Bank of Chicago, by (y) the amount of TPS, as reported by CIB Marine in the FRY-9, less the principal amount of (I) TPS as to which CIB Marine has obtained the necessary documentation confirming the non-objection of the holders and/or the trustees as stated above or a judicial determination has been reached that the holders and/or trustees have no right to object as stated above, and (II) any TPS reported on such FRY-9 that have been paid off in full.

     Section 4.12. 6 North Michigan Avenue Loan. CIB Marine shall pay to First Banks ten percent (10%) of any and all amounts recovered by CIB Marine on the 6 North Michigan Avenue Loan, net of any and all expenses, costs and charges, including but not limited to attorneys' fees, paid or payable by CIB Marine or any of its subsidiaries other than Bank or Hillside. CIB Marine shall have no obligation to pay monies under this Section 4.12 until all controversies with respect to the 6 North Michigan Avenue Loan, in the reasonable judgment of CIB Marine, have been completely and absolutely resolved.

     Section 4.13. Cooperation Regarding CIB Marine Commercial Financial, LLC. Prior to the Closing, CIB Marine will take actions reasonably requested by First Banks in order to assure that the First Banks Parties and First Bank are not materially and adversely affected by limitations on competition and solicitation to which CIB Marine Commercial Financial, LLC is subject.

                                    ARTICLE V

                      AGREEMENTS OF THE FIRST BANKS PARTIES

     Section 5.01. Regulatory Approvals; Financing. (a) First Banks shall file within 45 days after the date hereof all regulatory applications required in order to consummate the Stock Purchase, including but not limited to the necessary application for the prior approval of (i) the Stock Purchase by the Federal Reserve Board and (ii) the merger of the Bank into First Bank by the Missouri Department of Finance, use its best efforts to obtain all necessary approvals and authorizations required to consummate the transactions contemplated by this Agreement, keep the CIB Parties reasonably informed as to the status of such applications and make available to the CIB Parties, upon reasonable request, copies of such applications and any supplementally filed materials. The First Banks Parties shall cooperate with the CIB Parties with respect to filing the application or notice and obtaining any regulatory approvals required in order to effect the transfer contemplated by Section 4.10 hereof. If required by the Federal Deposit Insurance Corporation, the First Banks Parties shall enter into a Capital Maintenance and Commitment Guarantee effective after the Closing.

     (b) First Banks will use its best efforts to obtain the additional capital referred to in Section 3.06 through the sale of trust preferred securities and will keep CIB Marine reasonably informed regarding such efforts. Not later than 60 days after the date hereof, First Banks will provide to CIB Marine a written description in reasonable detail of the status of its efforts to obtain such financing.

     Section 5.02. Breaches. Each of the First Banks Parties shall, in the event either has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the CIB Parties and use their best efforts to prevent or promptly remedy the same.

     Section 5.03. Consummation of Agreement. The First Banks Parties shall perform all of their obligations pursuant to this Agreement and use their reasonable efforts in good faith to satisfy the various conditions to Closing and to cause the Stock Purchase to be consummated as soon as practicable.

     Section 5.04. Employee Benefits. First Banks shall provide the benefits described in this Section 5.04 with respect to each person who remains an employee of Bank or any Acquired Bank Subsidiary following the Closing Date (each a "Continued Employee"). Subject to First Banks' ongoing right to adopt subsequent amendments or modifications of any plan referred to in this Section
5.04 or to terminate any such plan, in First Banks' sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of First Banks, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs as may be in effect generally for employees of all of First Banks' subsidiaries (the "First Banks Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by a Bank Subsidiary after the Effective Time. Continued Employees shall participate therein on the same basis as similarly situated employees of other subsidiaries of First Banks. All such participation shall be subject to the terms of such plans as may be in effect from time to time, and this Section
5.04 shall not give Continued Employees any rights or privileges superior to those of other employees of First Banks and its subsidiaries. First Banks may terminate or modify all Employee Plans, and First Banks' obligations under this
Section 5.04 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, First Banks shall credit each Continued Employee with his or her term of service with Hillside, Bank and the Bank Subsidiaries, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any First Banks Plan in which Continued Employees may participate. Nothing in this Agreement shall obligate First Banks, SF Company, Bank, any Bank Subsidiary or any other entity to employ any person or to continue to employ any person for any period of time.

     Section 5.05. Tax Matters after the Closing Date. First Banks shall prepare and file, or cause to be prepared and filed, all tax returns for Hillside, Bank and the Bank Subsidiaries for all periods ending after the Closing Date, except with respect to CIB Capital I, LLC, as referenced in Section 4.08(c).

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO THE STOCK PURCHASE

     Section 6.01 Conditions to the Obligations of the First Banks Parties. The obligations of the First Banks Parties to effect the Stock Purchase and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by First Banks) prior to or on the Closing Date of the following conditions:

     (a) the representations and warranties made by the CIB Parties in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except where the failure of such representations and warranties to be true, in the aggregate, does not reflect a material adverse change in the financial condition, results of operations, business or prospects of Hillside, Bank and the Acquired Bank Subsidiaries, taken as a whole;

     (b) the CIB Parties shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed hereunder prior to the Closing Date;

     (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Stock Purchase shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase which makes the consummation of the Stock Purchase illegal;

     (d) all necessary approvals, consents and authorizations required by law for consummation of the Stock Purchase and the Subsidiary Stock Dividend shall have been obtained, and all waiting periods required by law shall have expired;

     (e) First Banks shall have received the  environmental  reports required by
Section 4.04 hereof and shall not have elected pursuant to Section 7.05 hereof to terminate this Agreement;

     (f) First Banks shall have received all documents required to be received from the CIB Parties on or prior to the Closing Date, all in form and substance reasonably satisfactory to First Banks; and

     (g) the parties shall not be negotiating a revised Purchase Price as contemplated by the last sentence of Section 1.01 hereof.

     Section 6.02. Conditions to the Obligations of the CIB Parties. The obligations of the CIB Parties to effect the Stock Purchase and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by CIB Marine) prior to or on the Closing Date of the following conditions:

     (a) the representations and warranties made by the First Banks Parties in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date, except where the failure of such representations and warranties to be true, in the aggregate, does not materially and adversely affect the ability of the First Banks Parties to consummate the transactions contemplated hereby;

     (b) the First Banks Parties shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed hereunder prior to the Closing Date;

     (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Stock Purchase shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase which makes the consummation of the Stock Purchase illegal;

     (d) all necessary material approvals, consents and authorizations required by law for consummation of the Stock Purchase and the Subsidiary Stock Dividend shall have been obtained, and all waiting periods required by law shall have expired;

     (e) The CIB Parties shall have received all documents required to be received from the First Banks Parties on or prior to the Closing Date, all in form and substance reasonably satisfactory to the CIB Parties;

     (f) CIB Marine shall be released from the Capital Maintenance and Commitment Guarantee with respect to the Bank, executed June 4, 2004 and submitted to the FDIC;

     (g) CIB Marine shall have received from Stifel, Nicolaus & Company, Incorporated a fairness opinion dated within 30 days following the date hereof, in form and substance reasonably satisfactory to CIB Marine, to the effect that the Stock Purchase is fair, from a financial point of view, to the shareholders of CIB Marine; and

     (h) the parties shall not be negotiating a revised Purchase Price as contemplated by the last sentence of Section 1.01 hereof.


                                   ARTICLE VII

                                   TERMINATION

     Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date.

     Section 7.02. Breach of Agreements. In the event that there is a material breach of any of the representations, warranties or agreements of the First Banks Parties, on the one hand, or the CIB Parties, on the other hand, which breach is not cured within thirty (30) days after written notice to cure such breach is given to the breaching party, then the non-breaching party may terminate and cancel this Agreement by providing written notice of such action to the other parties hereto.

     Section 7.03. Failure of Conditions. In the event that any of the conditions to the obligations of a party as set forth in Article VI hereof are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may terminate and cancel this Agreement by delivery of written notice of such action to the other parties.

     Section 7.04. Denial of Regulatory Approval. If any regulatory application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by a regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by First Banks, as a condition for approval, shall not be deemed to be a denial or disapproval so long as First Banks diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review or similar such act on the part of First Banks (hereinafter referred to as the "Appeal"), then the application will be deemed denied unless First Banks prepares and timely files an Appeal and continues the appellate process for purposes of obtaining the necessary approval.

     Section 7.05. Environmental Reports. First Banks may terminate this Agreement to the extent provided in Section 4.04 by giving written notice of such termination to the CIB Parties.

     Section 7.06. Regulatory Enforcement Matters. In the event that Hillside, Bank or any Bank Subsidiary is or shall become a party or subject to any new or adversely amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any regulatory authority after the date of this Agreement which is not disclosed in Section 2.06 of the Disclosure Schedule and is based upon acts or allegations of unsafe and/or unsound practices, then First Banks may terminate this Agreement by giving written notice of such termination to the CIB Parties.

     Section 7.07. Unilateral Termination. If the Closing Date does not occur on or prior to December 31, 2004, then this Agreement may be terminated by any party by giving written notice to the other parties. First Banks or CIB Marine may also exercise the right to terminate this Agreement if such right arises pursuant to the last sentence of Section 1.01.

     Section 7.08. Break-up Fee. (a) CIB Marine hereby agrees to pay to First Banks, and First Banks shall be entitled to payment of, a fee in the amount of $2,500,000.00 (the "Fee") in immediately available funds within five business days after a proper written demand therefor by First Banks following the occurrence of a Purchase Event (as defined herein), provided, that First Banks' right to receive the Fee, and CIB Marine's obligation to pay the Fee, shall terminate if any of the following (a "Fee Termination Event") occurs prior to the occurrence of a Purchase Event: (i) the Closing; (ii) termination of this Agreement in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Purchase Event (as defined herein), except a termination by First Banks pursuant to Section 7.02 hereof or a termination by the CIB Parties because the First Banks Parties have been denied regulatory approval necessary in order to consummate the Stock Purchase or have withdrawn an application for regulatory approval; or (iii) the expiration of eighteen months after termination of this Agreement if such termination follows the occurrence of a Preliminary Purchase Event or a termination by First Banks pursuant to Section 7.02 hereof (provided that if a Preliminary Purchase Event continues or occurs beyond such termination, the Fee Termination Event shall be eighteen months after the expiration of the Last Preliminary Purchase Event but in no event more than 24 months after such termination). The "Last Preliminary Purchase Event" shall mean the last Preliminary Purchase Event to expire.

     (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

     (i) CIB Marine, without having received First Banks' prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder) other than First Banks or its affiliate (an "First Banks Affiliate"), or the Board of Directors of Hillside or Bank shall have approved or recommended that the shareholders of such company approve or accept any Acquisition Transaction with any person other than First Banks or a First Banks Affiliate. For purposes of this Agreement, "Acquisition Transaction" shall mean (A) a merger, consolidation or any similar transaction involving Hillside or Bank, (B) a purchase, lease or other acquisition of a material portion of the assets of Hillside or Bank,
     (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Hillside or Bank, or (D) any transaction substantially similar in effect to any of the foregoing;

     (ii)(A) any person (other than First Banks or a First Banks Affiliate) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of any class of voting securities of Hillside or Bank (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto under Section 13(d) of the Exchange Act and the rules and regulations thereunder), or (B) any group (as such term is defined in Section 13(d) of the Exchange Act) other than a group of which First Banks or a First Banks Affiliate is a member, shall beneficially own 10% or more of any class of voting securities of Hillside or Bank;

     (iii) any person other than First Banks or a First Banks Affiliate shall have made a bona fide proposal to any of the CIB Parties, by public announcement or written communication, to engage in an Acquisition Transaction;

     (iv) after a proposal is made by a third party to any of the CIB Parties to engage in an Acquisition Transaction, any of the CIB Parties shall have breached any covenant or obligation contained in this Agreement, such breach would entitle First Banks to terminate this Agreement under Section
     7.02 of this Agreement and such breach shall not have been cured within 30 days after written notice thereof from First Banks; or

     (v) any person other than First Banks or a First Banks Affiliate, other than in connection with a transaction to which First Banks has given its prior written consent, shall have filed an application or notice with a governmental authority or regulatory or administrative agency or commission, domestic or foreign, for approval to engage in an Acquisition Transaction.

     (c) the Term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

     (i) the acquisition by any person, other than First Banks or a First Banks Affiliate, alone or as a part of a group (as defined in Section 13(d) of the Exchange Act), of beneficial ownership of 25% or more of the then outstanding voting securities of Hillside or Bank; or

     (ii) the occurrence of a Preliminary Purchase Event described in subsection
     (b)(i), except that the percentage referred to in clause (C) shall be 25%.

     (d) The CIB Parties shall notify First Banks promptly in writing of their knowledge of the occurrence of any Preliminary Purchase Event or Purchase Event, and First Banks shall be required to make a written demand for payment of the fee not later than 90 days following its receipt of such a notice; provided, however, that the giving of notice by the CIB Parties shall not be a condition precedent to the right of First Banks to receive payment of the Fee.

     (e) Upon payment of the Fee by CIB Marine to First Banks, this Agreement shall immediately terminate, shall be of no further force or effect, and the First Banks Parties shall have no rights or remedies against the CIB Parties under the terms of this Agreement in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.01 Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein defined) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the others, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in implementing the Stock Purchase, who shall be informed of the confidential nature of the Information and directed individually to abide by the restrictions set forth in this Section 8.01. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     Section 8.02. Publicity. First Banks and CIB Marine hereto shall cooperate in the development and distribution of all news releases and other public disclosures concerning this Agreement and the transactions contemplated hereby, and they will cooperate in the development and release of such announcements (including news releases and current reports on Form 8-K to be distributed by CIB Marine and First Banks and, in the case of CIB Marine, a shareholders' letter, promptly after execution of this Agreement). Neither party shall issue any news release or make any other public disclosure concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other to the extent practicable regarding such responsive public disclosure.

     Section 8.03. Return of Documents. Upon termination of this Agreement without the Stock Purchase becoming effective, each party shall deliver to the others originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

     Section 8.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:


      (a) if to First Banks or SF Company:                 First Banks, Inc.
                                                           600 James S. McDonnell Boulevard
                                                           Mail Code M1-199-014
                                                           Hazelwood, Missouri 63042
                                                           Attention:  Mr. Allen H. Blake
                                                           Facsimile: (314) 592-6621

      with a copy to:                                      John S. Daniels
                                                           Attorney at Law
                                                           6440 North Central Expressway, Suite 503
                                                           Dallas, Texas 75206
                                                           Facsimile: (214) 889-5196

      (b) if to CIB Marine:
                                                           CIB Marine
                                                           Bancshares, Inc.
                                                           N27 W24025 Paul
                                                           Court Pewaukee,
                                                           Wisconsin 53072
                                                           Attention: Donald
                                                           J. Straka
                                                           Facsimile: (262)
                                                           695-8319

      (c) if to Hillside:
                                                           Hillside
                                                           Investors, Ltd.
                                                           c/o CIB Marine
                                                           Bancshares, Inc.
                                                           N27 W24025 Paul Court
                                                           Pewaukee, Wisconsin 53072
                                                           Attention: Donald J. Straka
                                                           Facsimile: (262) 695-8319


      (d) if to CIB Bank: CIB Bank
                                                           c/o CIB Marine Bancshares, Inc.
                                                           N27 W24025 Paul Court
                                                           Pewaukee, Wisconsin 53072
                                                           Attention: Donald J. Straka
                                                           Facsimile: (262) 695-8319

with a copy of notice to any of the CIB Parties to:
                                                           Christopher J. Zinski, Esq.
                                                           Schiff Hardin LLP
                                                           6600 Sears Tower
                                                           Chicago, Illinois 60606
                                                           Facsimile: (312) 258-5700

or to such other address as any party may from time to time designate by written notice to the others.

     Section 8.05. Limited Survival of Representations, Warranties and Agreements. Except for the representations, warranties and agreements set forth in Sections 2.01-2.03, 2.05, 2.07-2.08, 2.17, 3.01-3.04, 4.08, 4.12, 5.04-5.05,
8.01,  8.04,  this Section 8.05,  Sections 8.06,  8.07,  8.08, 8.13 and 8.14, no
representation, warranty or agreement contained herein shall survive the Closing. As to those representations, warranties and agreements referenced in the preceding sentence that survive the Closing, the survival periods shall be as set forth in (a), (b), (c) and (d) below.

     (a) Section 4.11 shall survive for two years following the Closing Date.

     (b) Section  2.07(d)  shall  survive  until the Filing Date,  as defined in
Section 2.07(d).

     (c) Section 2.07 (except for subsection (d)) and Sections 4.08, 4.09, 4.10, 4.12, 5.04, 5.05, 8.01, 8.04, 8.05, 8.06, 8.07, 8.08, 8.13 and 8.14 shall survive indefinitely.

     (d) Those Sections not referenced in (a), (b) or (c) above shall survive for one year following the Closing Date.

     (e) In the event that this Agreement is terminated prior to Closing in accordance with the provisions of Article VII, the representations, warranties and agreements set forth herein shall not survive such termination, other than Sections 7.08, 8.01, 8.02, 8.03, 8.04, 8.05, 8.07, 8.08, 8.13 and 8.14, which shall survive indefinitely.

     Section 8.06. Indemnification. (a) For so long as the representations, warranties and agreements of the CIB Parties survive according to the terms hereof, CIB Marine hereby indemnifies the First Banks Parties against, and agrees to hold each of the First Banks Parties harmless from, any and all cost, damage, loss, liability, and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by them arising out of (i) any breach of a surviving representation or warranty made by a CIB Party pursuant to this Agreement, (ii) any breach of any surviving covenant or agreement of a CIB Party in this Agreement, or (iii) any breach of the TPS indentures described in Section 8.06(a)(iii) of the Disclosure Schedule, provided that (A) CIB Marine shall not be liable under this Section 8.06 unless the aggregate amount of Damages with respect to all breaches under this Section 8.06(a) exceeds $1,000,000 (the "Threshold"), provided, however, that in the event the aggregate amount of Damages for which the First Banks Parties are seeking indemnification as provided in this Section 8.06(a) exceeds the Threshold, the First Banks Parties may recover only the amount of such Damages in excess of the Threshold, and CIB Marine's maximum liability under Section
8.06 shall not exceed the Purchase Price actually paid by the First Banks Parties to Hillside at Closing.

     (b) For so long as the representations, warranties and agreements of the First Banks Parties survive according to the terms hereof, the First Banks Parties hereby indemnify the CIB Marine Parties against, and agree, for so long as the representations, warranties and agreements of the First Banks Parties survive according to the terms hereof, to hold each of the CIB Marine Parties harmless from, any and all Damages incurred or suffered by them arising out of
(i) any breach of a surviving representation or warranty made by a First Banks Party pursuant to this Agreement, (ii) any breach of any surviving covenant or agreement of a First Banks Party in this Agreement, (iii) any and all Taxes of Hillside, Bank, and the Acquired Bank Subsidiaries for any taxable year or period beginning after the Closing Date, or (iv) any election made by First Banks pursuant to Section 338 of the Code that adversely affects CIB Marine; provided that (A) the First Banks Parties shall not be liable under this Section
8.06 unless the aggregate amount of Damages with respect to all breaches under this Section 8.06(b) exceeds the Threshold, provided, however, that in the event the aggregate amount of Damages for which the CIB Marine Parties are seeking indemnification as provided in this Section 8.06(b) exceeds the Threshold, the CIB Marine Parties may recover only the amount of such Damages in excess of the Threshold, and the First Banks Parties' maximum liability under this Section 8.06(b) shall not exceed $10,000,000.

     (c) A party seeking indemnification (the "Indemnified Party") as provided in Section 8.06(a) or (b) shall give written notice to the other party setting forth in reasonable detail the claim for indemnification and the amount sought. The other party (the "Indemnifying Party"), upon receipt of such written notice, shall have 20 days from receipt of such written notice to (i) pay or cause to be paid to the Indemnified Party the amount of Damages specified in the indemnification notice (or that portion thereof which the Indemnifying Party does not contest), or (ii) notify the Indemnified Party that it wishes to contest the indemnification claim, stating with particularity the basis on which it contests the claim. Thereafter, the Indemnified Party and Indemnifying Party shall, during a period of ten business days beginning on the date of such response from the Indemnifying Party, undertake in good faith to discuss the claim and seek a resolution of the dispute. If, at the end of such ten business day period, a resolution is not agreed to, the Indemnified Party may direct that the parties shall enter into a mediation process as provided below.

     (d) Notwithstanding anything to the contrary in this Section 8.06, the parties agree that a party may refrain from contesting a claim made against it hereunder and shall not thereby be prevented from contesting such claim at a later time, for the purpose of eliminating or reducing such party's liability as to a later claim. However, any payment made when such party did not contest the claim at the earlier time shall not be undone, absent clear evidence of willful deception or fraud by the Indemnified Party with respect to such earlier claim. By way of illustration of the foregoing, if Party A claims $1,010,000 in damages and Party B determines to pay Party A $10,000 (being the amount in excess of the Threshold) rather than contesting the claim, Party B shall not later be prevented from challenging the Party A's original claim for $1,010,000 in damages if Party A later claims additional damages, whether or not related to the original $1,010,000 claim; the $10,000 earlier paid by Party B in satisfaction of Party A's initial claim of $10,000 in damages, however, shall not be reversible.

     (e) Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has first been submitted to JAMS ADR Services ("JAMS"), or its successor, in Chicago, Illinois, for mediation. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS' panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in the costs of the mediator. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may seek equitable relief prior to or during the pendency of the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire. The provisions of this Section 8.06(e) may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Notwithstanding anything in this paragraph (e) to the contrary, any party may file a civil action during mediation and before mediation is complete if the party filing the action has a good faith belief that a statute of limitations may expire before the mediation is complete.

     (f) The Indemnified Party under Section 8.06 agrees to give prompt notice (an "Indemnification Notice") to the Indemnifying Party of any claim, or the assertion or commencement of any claim, suit, action or proceeding by a third party ("Claim") in respect of which indemnity may be sought under Section 8.06, which Indemnification Notice shall be given within 20 days from the receipt of a Claim, and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request and the amount of Damages, if known. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have prejudiced the Indemnifying Party.

     (g) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party and, subject to the limitations set forth in this Section 8.06, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense. The Indemnifying Party's consent to any settlement of a Claim, which consent shall not be unreasonably withheld, is a pre-condition to the Indemnifying Party's obligation to reimburse the Indemnified Party for any amounts paid under such settlement of a Claim.

     (h) If the Indemnifying Party shall assume the control of the defense of any Claim in accordance with the provisions of this Section 8.06, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party, and (ii) the Indemnified Party shall be entitled to participate in the defense of such Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

     (i) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

     (j) No party shall be entitled to recover under Section 8.06:

               (i) CONSEQUENTIAL DAMAGES, INCLUDING CONSEQUENTIAL DAMAGES CONSISTING OF BUSINESS INTERRUPTION OR LOST PROFITS, OR PUNITIVE DAMAGES; PROVIDED, HOWEVER, THAT THIS SUBPARAGRAPH
                    (i) SHALL IN NO WAY LIMIT ANY PARTY'S ABILITY TO RECOVER UNDER SECTION 8.06 FOR ANY EXPENSE OR LIABILITY IT INCURS FOR CONSEQUENTIAL OR PUNITIVE DAMAGES OWED TO THIRD PARTIES; and

               (ii) the extent the  Damages are  covered by  insurance  payments
                    (including title insurance) actually made to or on behalf of the Indemnified Party, under policies owned by such party or its affiliates.

     (k) Neither party shall have any right to Indemnification under this Article before Closing or in the event that there is no Closing. After the Closing, indemnification pursuant to the provisions of this Section 8.06 shall be the exclusive remedy of the parties for any misrepresentation or breach of any surviving representation or warranty, or agreement, contained herein.

     Section 8.07. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

     Section 8.08. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements among the parties relating to the subject matter hereof.

     Section 8.09. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     Section 8.10. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by written notice delivered to the other parties. The failure of any party at any time or times to require performance of any provision hereof shall not constitute a waiver or otherwise affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

     Section 8.11. Rules of Construction. Unless the context otherwise requires:
(a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     Section 8.12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     Section 8.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

     Section 8.14. Governing Law. This Agreement shall be governed by the laws of the State of Missouri and any applicable federal laws and regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                 FIRST BANKS, INC.



                                 By: /s/ Allen H. Blake
                                     -------------------------------------------
                                 Its: President and Chief Executive Officer


                                 THE SAN FRANCISCO COMPANY


                                 By: /s/ Allen H. Blake
                                     -------------------------------------------
                                 Its: Executive Vice President


                                 CIB MARINE BANCSHARES, INC.



                                 By: /s/ Stanley J. Calderon
                                     -------------------------------------------
                                 Its: President and Chief Executive Officer


                                 HILLSIDE INVESTORS, LTD.



                                 By: /s/ Stanley J. Calderon
                                     -------------------------------------------
                                 Its: President and Chief Executive Officer


                                 CIB BANK, Hillside, Illinois



                                 By: /s/ Steven T. Klitzing
                                     -------------------------------------------
                                 Its: Chief Financial Officer

                                                                    Exhibit 99.4

                                  PRESS RELEASE

FIRST BANKS, INC.
ST. LOUIS, MISSOURI

CONTACTS:  Allen H. Blake                        Terrance M. McCarthy
           First Banks, Inc.                     First Banks, Inc.
           President and                         Senior Executive Vice President
           Chief Executive Officer               and Chief Operating Officer
           (314) 592-5000                        (314) 592-5000

First Banks, Inc. affiliated trusts:
Traded:         NASDAQ
Symbol:         FBNKN - (First Preferred Capital Trust II)
                FBNKM - (First Preferred Capital Trust III)
Traded:         NYSE
Symbol:         FBSPrA - (First Preferred Capital Trust IV)


FOR IMMEDIATE RELEASE

                     FIRST BANKS, INC. ANNOUNCES SIGNING OF
                       AN AGREEMENT FOR THE ACQUISITION OF
                 HILLSIDE INVESTORS, LTD. AND CIB BANK, CHICAGO

         St. Louis, Missouri, August 13, 2004. First Banks, Inc. ("First Banks"), announces the signing of a Stock Purchase Agreement that provides for First Banks to acquire CIB Marine Bancshares, Inc.'s ("CIB Marine") wholly owned Chicago banking subsidiary, CIB Bank, Hillside, Illinois ("CIB Bank--Chicago"), through the acquisition of Hillside Investors, Ltd. ("Hillside"), a wholly owned subsidiary of CIB Marine. CIB Bank--Chicago operates 16 banking offices in the Chicago, Illinois metropolitan area, including ten offices in Cook County, three offices in Lake County, two offices in Will County and one office in Dupage County.

         Allen H. Blake, President and Chief Executive Officer of First Banks, said, "We are excited about the opportunity to expand our presence in the Chicago area. We have been pursuing a growth strategy in the Chicago area for many years, but we continue to have a small presence in a very large market. While we have been fortunate in adding to this through the acquisition of PlainsBank in 2002 and Continental Community Bank and Trust in July 2004, the addition of CIB Bank--Chicago significantly strengthens our presence in Chicago and provides a foundation to continue building that base." The acquisition of CIB Bank--Chicago will result in a combined Chicago area banking operation that will have 23 banking offices and approximately $1.5 billion in total assets. Blake added that "This increased market presence will allow us to build a more substantial local infrastructure and offer our customers a broad array of banking services, including a full menu of commercial and consumer products, investments and trust services, along with internet banking and expanded ATM and branch networks. In addition, it provides further opportunities for both our current employees and prospective new employees to seek increased responsibilities in the combined organization."

         Stanley Calderon, President and Chief Executive Officer of CIB Marine, said, "Our Board of Directors believes that the sale of CIB Bank--Chicago is in the best interests of our shareholders, employees and customers. The Company and its banking subsidiaries will emerge with renewed capital strength, a sharp community bank focus, and a continued commitment to providing superior service." CIB Marine is a multi-bank holding company that currently operates 58 banking offices in Illinois, Wisconsin, Indiana, Florida, Nebraska, Arizona and Nevada.

         Under the terms of the agreement, First Banks will acquire Hillside and its wholly owned banking subsidiary CIB Bank--Chicago for $62.0 million in cash. The transaction, which is subject to regulatory approvals, is expected to be completed during the fourth quarter of 2004. Management of First Banks and CIB expect a smooth transition in this process.

         At June 30, 2004, CIB Bank--Chicago reported consolidated assets of $1.32 billion, loans, net of unearned discount, of $846.5 million, deposits of $1.21 billion and stockholders' equity of $47.7 million. At June 30, 2004, First Banks reported consolidated assets of $7.32 billion, loans, net of unearned discount, of $5.40 billion, deposits of $5.96 billion and stockholders' equity of $555.9 million, and operated 147 offices in Missouri, Illinois, California and Texas.

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